Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 (File No. 333-239180 and 333-239180) of our report dated September 28, 2020 relating to the June 30, 2020 consolidated financial statements of Datasea, Inc. and Subsidiaries included in its Annual Report on the Form 10-K for the fiscal year ended June 30, 2020, filed with the Securities and Exchange Commission on September 28, 2020.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

September 28, 2020